UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 5, 2015
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 5, 2015, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter for 2015.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 5, 2015 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: November 5, 2015	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Third Quarter Fiscal 2015 Financial Results

Kratos Unmanned Tactical Aerial Platform (UTAP-22) Initial Flight Successful

Update on Unmanned System Program Initiatives Provided

SAN DIEGO, CA, November 5, 2015 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported its third quarter fiscal 2015 financial results.  For the third quarter ended September 27, 2015, Kratos generated revenue and Adjusted EBITDA from continuing operations of $161.7 million and $11.5 million, respectively.  In the third quarter of 2015, Kratos’ Unmanned Systems, Modular Systems and Microwave Electronics businesses generated sequential growth of 11.3%, 9.7%, and 5.6% over the second quarter of 2015, respectively.  Important program areas supported by Kratos include Unmanned Aerial and Ground Systems, Satellite Communications, Cybersecurity, Electromagnetic Rail Gun, Directed Energy, Hypersonics, Missile and Radar systems, Missile Defense, Signal Monitoring and Intelligence and Training Systems.

Kratos’ book to bill ratio in the third quarter of 2015 was 1.0 to 1.0, with Kratos’ Government Solutions segment, the Company’s largest business area, generating a book to bill ratio of 1.2 to 1.0, including a 1.7 to 1.0 ratio in the Company’s Satellite Communications, Cybersecurity and Training business.  Kratos’ total backlog at the end of the third quarter of 2015 was $960.7 million, including funded and unfunded backlog of $551.5 million and $409.2 million, respectively.  Kratos’ bid and proposal pipeline at September 27, 2015 was $7.3 billion.

Important contract awards reported by Kratos in the third quarter of 2015 included:

·	A $50 million, five-year, sole source single award contract from an international customer, with initial immediate funding of approximately $20 million.

·
A $49 million firm fixed price, indefinite delivery, indefinite quantity (IDIQ), single contract award from a U.S. Government Agency for Satellite and Communication System hardware, equipment and products.

·
A $32 million task order under its U.S. Army Space and Missile Defense Command/Army Forces Strategic Command (USASMDC/ARSTRAT) Integrated Test and Analysis Contract (ITAC) Prime Contract.  The task was initially funded at $7.0 million to assist SMDC with High Energy Laser (HEL) System Engineering, Integration, and Test Support.

·	A $20 million electromagnetic rail gun program contract award with an approximate two-year period of performance for a U.S. Government Customer.

·	Two awards valued at up to $17 million to support a large mass transportation authority in the U.S.

·
A Task Order under the Theoretical Research & Engineering Research contract with a total potential value of $12.02 million related to certain Ballistic Missile Defense and scientific research programs.  Kratos received $6.38 million in funding under this award, with three options for an additional $5.64 million.

For the third quarter ended September 27, 2015, approximately 60 percent of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 27 percent from commercial, state and local government customers, and approximately 13 percent from international customers.

Kratos’ 2015 Adjusted EBITDA, Cash Flow and financial results from continuing operations for the third quarter and for the nine months ended September 27, 2015 were adversely impacted by continued significant discretionary internally funded investments the Company is making, primarily in the unmanned systems and satellite communications areas.  These investments, which include Internal Research & Development (IR&D), Non-Recurring Engineering (NRE), cost of sales for certain programs in development, capital expenditures and business development, are expected to continue as the Company executes its communicated strategic plan.

Cash flow from continuing operations for the third quarter of 2015 was a use of approximately $8.2 million, primarily reflecting working capital requirements.

For the quarter ended September 27, 2015, GAAP Net income per share or EPS was a gain of $0.92 and Adjusted EPS was a loss of $0.02.  GAAP EPS includes a gain from discontinued operations of $50.8 million, or $0.85 EPS, resulting from the gain on disposal of the U.S. and U.K. Electronic Products business sold during the quarter.  Adjusted EPS excludes income from discontinued operations, non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs,  transaction gains and losses, and certain non-recurring items such as excess capacity, restructuring costs, unanticipated contract adjustments, and loss on extinguishment of debt, and includes cash actually expected to be paid for income taxes on continuing operations, reflecting the benefit of the Company’s net operating loss carryforwards of approximately $200 million.  Kratos believes that reporting Adjusted EPS is a meaningful metric to present the Company’s financial results.

Unmanned Systems Program Initiatives Update:

Kratos successfully completed its first flight of the UTAP-22, the Kratos Tactical Unmanned Aerial Vehicle (UAV), a high performance jet aircraft designed specifically for survivability in challenging and hostile environments, on the test range at China Lake, CA. The UTAP-22 is a Kratos internally funded initiative and this first flight represents an important milestone in establishing Kratos in the tactical unmanned systems market.  The mission was planned for 90 minutes to evaluate four key test objectives, each representing a new capability as related to the tactical network: command and control from a tactical data link network, execution of semi-autonomous tasks through the tactical data link network including formation flight and the ability to transfer control between different operators in the network.  The mission was successfully completed after 94 minutes in flight with each objective being validated.  Additional Kratos UTAP-22 flights are planned in the near future to demonstrate additional capabilities of this high performance unmanned aircraft.  No additional UTAP–22 flight information or aircraft performance characteristics are being provided at this time due to confidentiality and other considerations.

Kratos recently completed a successful flight with its newest unmanned aerial target drone system, the BQM-177A, under the Subsonic Aerial Target (SSAT) program, with all key flight performance objectives being achieved.  The successful flight test was one in a series being performed by Kratos under the program's Developmental Testing (DTB) flight test campaign. The SSAT Program is being managed by the Naval Air Systems Command (NAVAIR) Aerial Target and Decoy Systems Program Office (PMA-208).  The SSAT Program is designed to meet the U.S. Navy's requirements for a new High Fidelity Target to replicate subsonic anti-ship cruise missile threats in direct support of fleet training and weapon system testing and evaluation. The BQM-177A will initially augment, and will eventually replace the existing BQM-74E and BQM-34S Firebee Targets and will deliver longer range, lower cruising altitudes and greater maneuverability.  The Company is on schedule for the SSAT program to begin Low Rate Initial Production (LRIP) in late 2016.

Kratos also remained on track to begin LRIP on a confidential program in late 2016.

Kratos, under contract with a certain U.S. Government Customer, successfully demonstrated the ability to command and control a “swarm” of numerous aerial vehicle systems with coordinated units of remotely operated and automated aircraft being used to represent future battlefield threats.

Eric DeMarco, Kratos’ President and CEO, said, “We are pleased to report that we have successfully completed the initial flight of Kratos’ UTAP-22 high performance unmanned aerial platform, with a number of additional flights scheduled in the near future to further demonstrate this aircraft’s capabilities.  The successful flight of Kratos’ UTAP-22 is the most important milestone that our Company has achieved to date in our tactical unmanned aerial system strategic initiative.  We have received preliminary positive feedback from potential customers on the UTAP-22, and are excited about the future prospects for Kratos’ Unmanned Tactical Aerial platforms.  Additionally, and related to Kratos returning to sustained organic growth, the SSAT Program remains on track to begin low rate initial production in 2016 with a recent successful flight where all flight objectives were achieved, as does a large confidential program we are working on.  Once in full rate production, these two new programs are expected to generate well in excess of $100 million in recurring additional annual revenue for our Company. We are also in pursuit of a number of new unmanned opportunities in the tactical, target drone and ground system areas, certain of which we hope to be successful on in the near future and which could also ultimately contribute significant additional incremental revenue for our Company.”

Mr. DeMarco continued, “Operationally in the third quarter we saw sequential revenue growth in our unmanned systems and modular systems businesses as we began deliveries under the Air Force Subscale Aerial Target (AFSAT) and the Patriot Programs, which are expected to continue into and throughout 2016.  Also importantly, the mix of Kratos’ business remained favorable, including in the satellite communications, cybersecurity, microwave electronics and training solutions areas.  During the third quarter, Kratos booked a significant number of new and large contract awards, positioning the Company for solid future performance, even as we continue to make significant discretionary investments in promising future growth areas.”

Mr. DeMarco concluded, “Over the past few quarters we believe that major areas of our business have begun to firm up, including in Q3 where we generated a book to bill ratio of 1.2 to 1.0 in Kratos Government Solutions, our Company’s largest segment, with a 1.7 to 1.0 book to bill ratio in our Satellite Communications, Cybersecurity and Training business, and we have near-record high backlog in our microwave electronics division.  Additionally, with a two year U.S. Federal and Department of Defense (DoD) Budget agreement now in place, we are hopeful that there will be added predictability in our industry and for our business.”

Management will discuss the financial results and revised annual guidance for 2015 in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing (866) 393-0674, and referencing the call by ID number 63169871.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized Technology Company providing mission critical products, solutions and services for U.S. National Security. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat and Intelligence, Surveillance and Reconnaissance (C5ISR) systems, satellite communications, electronic warfare, unmanned systems, hypersonic systems, directed and high power energy systems, electromagnetic railgun, missile defense, cyber warfare, cybersecurity, information assurance, and critical infrastructure security. Kratos has primarily an engineering and technically oriented work force of approximately 3,000. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, including the Company’s ability to successfully compete in the tactical unmanned aerial system area, performance of key contracts, timing of LRIP related to the Company’s tactical unmanned aerial system offerings, as well as the level of recurring revenues expected to be generated by these programs once they achieve full rate production  and market and industry developments, including the potential impacts on the Company’s business resulting from the two year U.S. Federal and DoD budget agreement. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our outstanding senior notes and the repurchase of outstanding senior notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. DoD may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks of our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with the divestiture of our U.S. and U.K. Electronic Products business; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 28, 2014, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures
This news release contains non-GAAP financial measures, including  Adjusted EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, stock compensation expense, transaction and restructuring related items, unused office space expense, contract design retrofit costs and unanticipated contract costs, and transaction gains and losses,  less the estimated tax cash payments), and Adjusted EBITDA (which excludes, among other things, losses and gains from discontinued operations, restructuring and transaction related items, stock compensation expense, unused office space expense, and transaction gains and losses  and the associated margin rates).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 27	September 28	September 27	September 28
	2015	2014	2015	2014

Service revenues	$ 87.4	$ 97.1	$ 263.5	$ 299.5
Product sales	74.3	93.7	216.1	271.4
Total revenues	161.7	190.8	479.6	570.9
Cost of service revenues	65.4	77.7	198.5	229.7
Cost of product sales	55.9	70.7	161.5	206.9
Total costs	121.3	148.4	360.0	436.6
Gross profit - services	22.0	19.4	65.0	69.8
Gross profit - products	18.4	23.0	54.6	64.5

Total gross profit	40.4	42.4	119.6	134.3

Selling, general and administrative expenses	31.4	34.8	100.2	102.4
Transaction and restructuring related items and other	0.4	0.1	1.3	1.5
Research and development expenses	3.5	4.9	11.7	13.6
Unused office space expense and other	-	-	-	0.2
Depreciation	0.7	0.8	2.3	2.5
Amortization of intangible assets	2.8	4.8	10.1	14.4
Operating income (loss)	1.6	(3.0)	(6.0)	(0.3)
Interest expense, net	(9.5)	(8.7)	(27.3)	(30.5)
Loss on extinguishment of debt	(3.4)	-	(3.4)	(39.1)
Other income (expense), net	0.3	0.2	(0.6)	0.1
Loss from continuing operations before income taxes	(11.0)	(11.5)	(37.3)	(69.8)
Provision (benefit) for income taxes	(15.3)	(0.2)	(11.1)	3.1
Income (loss) from continuing operations	4.3	(11.3)	(26.2)	(72.9)
Income (loss) from discontinued operations, net of taxes	50.8	0.4	50.0	(2.9)
Net income (loss)	$ 55.1	$ (10.9)	$ 23.8	$ (75.8)

Basic income (loss) per common share:
Income (loss) from continuing operations	$ 0.07	$ (0.20)	$ (0.45)	$ (1.27)
Income (loss) from discontinued operations, net of taxes	0.86	0.01	0.85	(0.05)
Net income (loss)	$ 0.93	$ (0.19)	$ 0.40	$ (1.32)

Diluted loss per common share:
Income (loss) from continuing operations	$ 0.07	$ (0.20)	$ (0.45)	$ (1.27)
Income (loss) from discontinued operations, net of taxes	0.85	0.01	0.85	(0.05)
Net income (loss)	$ 0.92	$ (0.19)	$ 0.40	$ (1.32)

Weighted average common shares outstanding
Basic	59.0	57.8	58.6	57.6
Diluted	60.0	57.8	58.6	57.6

Adjusted EBITDA (1)	$ 11.5	$ 16.9	$ 31.2	$ 44.3

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, loss on extinguishment of debt, foreign transaction gain (loss), refinancing related costs, acquisition and restructuring related items, contract design retrofit costs and unanticipated contract costs.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income (loss) to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 27	September 28	September 27	September 28
	2015	2014	2015	2014

Net income (loss)	$ 55.1	$ (10.9)	$ 23.8	$ (75.8)
Loss (income) from discontinued operations	(50.8)	(0.4)	(50.0)	2.9
Interest expense, net	9.5	8.7	27.3	30.5
Loss on extinguishment of debt	3.4	-	3.4	39.1
Provision for income taxes	(15.3)	(0.2)	(11.1)	3.1
Depreciation *	3.1	3.6	9.4	9.8
Stock compensation	1.6	2.8	5.5	7.4
Foreign transaction (gain)/loss	-	(0.1)	0.6	-
Unused office space expense and other	-	-	-	0.2
Amortization of intangible assets	2.8	4.8	10.1	14.4
Acquisition and restructuring related items and other	1.5	5.6	9.7	8.1
Contract design retrofits, contract conversion adjustment, and unanticipated contract costs	0.6	3.0	2.5	4.6

Adjusted EBITDA	$ 11.5	$ 16.9	$ 31.2	$ 44.3

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:
	Three Months Ended		Nine Months Ended
	September 27	September 28	September 27	September 28
	2015	2014	2015	2014
Acquisition and transaction related items	$ -	$ -	$ 1.8	$ -
Excess capacity and restructuring costs	1.1	0.9	5.6	2.6
Refinancing related costs	-	-	-	0.8
Litigation related items	-	-	0.1	-
Reserve on customer receivable due to liquidation proceedings	-	-	0.7	-
Investment in unmanned combat systems	0.4	-	1.2	-
Non-cash charges and costs related to completed contracts	-	2.6	-	2.6
Costs related to pending customer change orders	-	2.1	0.3	2.1

	$ 1.5	$ 5.6	$ 9.7	$ 8.1

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Nine Months Ended
	September 27	September 28	September 27	September 28
	2015	2014	2015	2014
Revenues:
Unmanned Systems	$ 19.9	$ 22.9	$ 50.3	$ 60.4
Government Solutions	108.7	125.1	323.2	355.2
Public Safety & Security	33.1	42.8	106.1	155.3
Total revenues	$ 161.7	$ 190.8	$ 479.6	$ 570.9

Operating income (loss) from continuing operations:
Unmanned Systems	$ (0.6)	$ (3.3)	$ (7.3)	$ (6.9)
Government Solutions	3.7	7.4	6.3	15.4
Public Safety & Security	0.4	(4.2)	1.0	(0.5)
Other activities	(1.9)	(2.9)	(6.0)	(8.3)
Total operating income (loss) from continuing operations	$ 1.6	$ (3.0)	$ (6.0)	$ (0.3)

Note: Other activities in the three months ended September 27, 2015 and September 28, 2014 include contract design retrofit, contract conversion adjustment, and unanticipated contract costs, and acquisition and restructuring related items and other of $1.5 million and $5.6 million, respectively, and for the nine months ended September 27, 2015 and September 28, 2014 include contract design retrofit, contract conversion adjustment, and unanticipated contract costs, and acquisition and restructuring related items  and other of  $9.7 million and $8.1 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 27	September 28	September 27	September 28
	2015	2014	2015	2014

Unmanned Systems	$ 1.9	$ 2.5	$ 2.7	$ 4.2
% of revenue	9.5%	10.9%	5.4%	7.0%
Government Solutions	8.3	13.3	25.9	34.1
% of revenue	7.6%	10.6%	8.0%	9.6%
Public Safety & Security	1.3	1.1	2.6	6.0
% of revenue	3.9%	2.6%	2.5%	3.9%
Total	$ 11.5	$ 16.9	$ 31.2	$ 44.3
% of revenue	7.1%	8.9%	6.5%	7.8%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	September 27	December 28,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 35.8	$ 33.5
Restricted cash	0.7	5.4
Accounts receivable, net	194.7	217.5
Inventoried costs	54.6	47.4
Prepaid expenses	9.6	7.1
Other current assets	15.0	10.2
Current assets of discontinued operations	-	53.8
Total current assets	310.4	374.9
Property, plant and equipment, net	60.7	61.6
Goodwill	483.4	483.4
Intangible assets, net	39.4	49.5
Other assets	27.6	32.4
Other assets of discontinued operations	-	137.0
Total assets	$ 921.5	$ 1,138.8
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 28.1	$ 44.6
Accrued expenses	26.6	32.4
Accrued compensation	30.0	41.1
Accrued interest	11.8	5.6
Billings in excess of costs and earnings on uncompleted contracts	49.2	49.6
Deferred income tax liability	30.2	30.3
Other current liabilities	9.9	7.9
Other current liabilities of discontinued operations	1.5	14.6
Total current liabilities	187.3	226.1
Long-term debt principal, net of current portion	448.5	622.0
Line of credit	-	41.0
Other long-term liabilities	23.9	24.9
Other long-term liabilities of discontinued operations	4.2	0.5
Total liabilities	663.9	914.5
Commitments and contingencies
Stockholders’ equity:
Common stock	-	-
Additional paid-in capital	872.7	863.4
Accumulated other comprehensive loss	(1.5)	(1.7)
Accumulated deficit	(613.6)	(637.4)
Total stockholders’ equity	257.6	224.3
Total liabilities and stockholders’ equity	$ 921.5	$ 1,138.8

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Nine Months Ended
	September 27	September 28
	2015	2014
Operating activities:
Net income (loss)	$ 23.8	$ (75.8)
Less: Income (loss) from discontinued operations	50.0	(2.9)
Loss from continuing operations	(26.2)	(72.9)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	19.5	24.2
Deferred income taxes	3.3	(0.4)
Stock‑based compensation	5.5	7.4
Change in unused office space accrual	-	0.2
Amortization of deferred financing costs	1.5	2.5
Amortization of premium and discount on Senior Secured Notes	0.9	(1.1)
Loss on extinguishment of debt	3.4	39.1
Non-cash income tax benefit	(16.1)	-
Provision for doubtful accounts	0.5	1.2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	22.3	10.8
Inventoried costs	(9.5)	(5.6)
Customer advances & progress payments	2.3	-
Prepaid expenses and other assets	(4.0)	1.3
Accounts payable	(17.0)	(10.4)
Accrued compensation	(11.2)	(7.8)
Accrued expenses	(6.1)	(7.9)
Accrued interest payable	9.4	11.5
Billings in excess of costs and earnings on uncompleted contracts	(0.3)	(6.7)
Income tax receivable and payable	0.3	2.1
Other liabilities	(1.9)	(2.4)
Net cash used in operating activities from continuing operations	(23.4)	(14.9)
Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(2.6)
Change in restricted cash	4.7	(0.1)
Proceeds from the sale of assets	0.9	-
Capital expenditures	(8.1)	(8.4)
Net cash used in investing activities from continuing operations	(2.5)	(11.1)
Financing activities:
Proceeds from the issuance of long-term debt	-	618.5
Payment of long-term debt	(175.0)	(661.5)
Cash paid for deferred acquisition consideration	(0.7)	-
Borrowings under line of credit	-	41.0
Repayment of debt	(41.7)	(0.7)
Debt issuance costs	-	(8.5)
Proceeds from the sale of employee stock purchase plan shares	4.0	3.9
Other	(0.5)	(0.6)
Net cash used in financing activities from continuing operations	(213.9)	(7.9)
Net cash flows from continuing operations	(239.8)	(33.9)
Net operating and investing cash flows from discontinued operations	242.2	(4.1)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.1)
Net decrease in cash and cash equivalents	2.3	(38.1)
Cash and cash equivalents at beginning of period	33.5	54.2
Cash and cash equivalents at end of period	$ 35.8	$ 16.1

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 27	September 28	September 27	September 28
	2015	2014	2015	2014

Loss from continuing operations before taxes	$ (11.0)	$ (11.5)	$ (37.3)	$ (69.8)
Add: Amortization of intangible assets	2.8	4.8	10.1	14.4
Add: Stock compensation	1.6	2.8	5.5	7.4
Add: Unused office space expense and other	-	-	-	0.2
Add: Loss on extinguishment of debt	3.4	-	3.4	39.1
Add: Foreign transaction (gain)/loss	-	(0.1)	0.6	-
Add: Contract design retrofit costs and contract conversion adjustment	0.6	3.0	2.5	4.6
Add: Acquisition and restructuring related items and other	1.5	5.6	9.7	8.1
Adjusted income (loss) from continuing operations before income taxes	(1.1)	4.6	(5.5)	4.0

Estimated cash tax provision	0.3	0.5	2.2	1.6
Adjusted income (loss) from continuing operations	$ (1.4)	$ 4.1	$ (7.7)	$ 2.4

Diluted income per common share:
Adjusted income (loss) from continuing operations	$ (0.02)	$ 0.07	$ (0.13)	$ 0.04

Weighted average common shares outstanding
Diluted	60.0	57.8	58.6	57.6

-end-